UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 9, 2009, The Dow Chemical Company (the “Company”) issued 30,997,900 shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”) to certain trusts established by members of the Haas family (the “Haas Trusts”), upon the automatic conversion of 500,000 shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series C (the “Preferred Stock”) held by the Haas Trusts.  Pursuant to the terms set forth in the certificate of designations relating to the Preferred Stock, as amended, the number of shares of Common Stock issued upon such conversion was determined by dividing the sum of one-tenth of the liquidation preference of each share of Preferred Stock by 95% of the volume-weighted average price per share of the Common Stock for each of the trading days within the 10 full trading day period commencing on and including May 26, 2009.  The Haas Trusts sold all of the 30,997,900 shares of Common Stock in connection with a forward sale offering conducted pursuant to a prospectus supplement previously filed by the Company.  The forward sale offering was completed on June 9, 2009.  Following the issuance of the Common Stock upon the conversion of the Preferred Stock, such shares will be included in the Company’s calculation of both the basic and diluted earnings per share beginning on June 9, 2009.  In connection with the issuance of Common Stock upon conversion of the Preferred Stock, the Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2009

The Dow Chemical Company

By:	/s/ William H. Weideman
	Name:	William H. Weideman
	Title:	Vice President and Controller